Exhibit 99.1

SandRidge Energy, Inc. Sets Record Date for Proposed Consent Solicitation

OKLAHOMA CITY, Dec. 3, 2012 — /PRNewswire/ — SandRidge Energy, Inc. (the “Company”) (NYSE: SD) today announced that, in response to the proposed solicitation of written stockholder consents by TPG-Axon Partners, LP (the “TPG-Axon Consent Solicitation”), the Company’s Board of Directors has set December 13, 2012 as the record date for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the proposed TPG-Axon Consent Solicitation.

About SandRidge

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Mid-Continent, Permian Basin, Gulf of Mexico, West Texas Overthrust and Gulf Coast. SandRidge’s internet address is www.sandridgeenergy.com.

Additional Information

SandRidge may file a consent revocation statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the TPG-Axon Consent Solicitation. Promptly after filing any definitive consent revocation statement with the SEC, the Company will mail the definitive consent revocation statement and a form of WHITE consent revocation card to each stockholder of SandRidge entitled to execute, withhold or revoke consents relating to the proposed TPG-Axon Consent Solicitation. STOCKHOLDERS OF SANDRIDGE ARE URGED TO READ ANY SUCH CONSENT REVOCATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by SandRidge through the web site maintained by the SEC at www.sec.gov.

Certain Information Regarding Participants

SandRidge and certain of its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from SandRidge stockholders in connection with the TPG-Axon Consent Solicitation under the rules of the SEC. Stockholders may obtain information regarding the names, affiliations, and interests of SandRidge’s directors and executive officers in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012, its Quarterly Reports on Form 10-Q for the first three fiscal quarters of the fiscal year ending December 31, 2012, filed on May 7, 2012, August 6, 2012 and November 9, 2012, respectively, and its proxy statement for the 2012 Annual Meeting, which was filed with the SEC on April 26, 2012. These documents can be obtained free of charge through the web site maintained by the SEC at www.sec.gov. Additional information regarding the interests of these participants in any solicitation of consent revocations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any consent revocation statement and other relevant materials to be filed with the SEC if and when they become available.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company. Actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012, as updated on its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed on November 9, 2012, and as may be further updated from time to time in the Company’s SEC filings, which are available through the web site maintained by the SEC at www.sec.gov. The Company’s forward-looking statements in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Contact:

Kevin R. White

Senior Vice President

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

+1 (405) 429-5515